Q1 2022 Earnings Call May 9, 2022

Forward-Looking Statements This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward- looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; our expectations around our ability to consummate our pending acquisition of ProQuest, which is subject to customary closing conditions including receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2021 annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, and Organic Revenues because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. At the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures. Safe Harbor Statement and Non-GAAP Financial Measures 2

Introduction Mark Donohue, Vice President, Investor Relations Business Review Jerre Stead, Executive Chair and Chief Executive Officer Financial Review Jonathan Collins, Executive Vice President and Chief Financial Officer Question & Answer Agenda 3

Business Review Jerre Stead Executive Chair & Chief Executive Officer

2022 Q1 Business Highlights

FINANCIAL RESULTS

Revenue

$662 million

↑ **$234M** from prior year
4.4% organic growth

Adjusted EBITDA

$262 million

↑ **$98M** from prior year
140 bps margin expansion

Adjusted FCF

$191 million

↑ **$28M** from prior year
73% profit conversion

Adjusted diluted EPS

21¢

↑ **7¢** from prior year

KEY HIGHLIGHTS

1. Implemented 'One Clarivate' Strategy
2. Delivered Early Cross-Selling Wins
3. Launched Innovative New Products
4. Achieved Cost Synergies Ahead of Schedule
5. Progressed Key ESG Initiatives

Poised to deliver accelerated growth as Q1 was first quarter under new operating model

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

5

Implemented ‘One Clarivate’ Operating Strategy 6 1 ▪ Increased cross-sell and improved renewal rates are our biggest opportunities to grow ▪ Built out complete organization for the four customer verticals and functions ▪ Identified gaps to inform and prioritize hiring ▪ Streamlined sales analytics workflow to support ‘One Clarivate’ organization and go-to-market re-alignment ▪ Improved pipeline management / performance reporting and analysis to support segment, geography, and team-based performance and productivity review Huge potential to sell more product into existing customers and grow average spend

Delivered Early Cross-Selling Wins 7 2 Early signs that the ‘One Clarivate’ model is beginning to work with deeper penetration Life Sciences & Healthcare Consumer, Manufacturing & Technology Professional Services For example...Web of Science sold outside of Academia & Government

Launched Innovative New Products 8 3 Life sciences and healthcare portfolio integration Combining the power of Clarivate and DRG to deliver unmatched, deep insights into market opportunity for new and existing drugs Market landscape Only pipeline database adding critical competitive intelligence powered by Disease Landscape & Forecast Drug pipeline from Cortellis Forecasting and analysis, combined with real-time pipeline and milestones New InCites benchmarking and analytics functionality Quickly and easily gain insights into SDG aligned research using the power of Web of Science data and connected analytics

Achieved Cost Synergies Ahead of Schedule 9 Total savings Permanent savings Completed through March 2022 Timing ($M) 2019 cost savings program $75M $75M $75M Completed COVID related $30M At least $5M $5M Completed Acquisition synergies $30M $30M $30M Completed $100M (prev. $75M) $100M (prev. $75M) $100M Completed >$100M >$100M $33M >$100m run-rate exiting Q2 2023 Total >$335M >$310M $243M 4

Progressed on ESG Initiatives 10 5 Mapping our solutions to Sustainable Development Goals There is currently no industry standard methodology for reporting individual sustainable development goals and reporting frameworks may vary. Clarivate has scored its performance against the United Nations sustainable development goals (“SDGs”) based solely on data available at this time and the output and scoring can change materially in the future. Clarivate undertakes no obligation to update or revise these statements, except as otherwise required by applicable law. Our focus on the four SDGs where we can make the strongest impact Ensure healthy lives and promote wellbeing for all at all ages Ensure inclusive and equitable quality education and promote lifelong learning opportunities for all Build resilient infrastructure, promote sustainable industrialization and foster innovation Ensure sustainable consumption and production patterns 46% of Clarivate revenues is aligned with Sustainable development Goals 51% of companies ranked in the Dow Jones Sustainability World Index work in partnership with us Mapping material topics for our business against all 17 Sustainable Development Goals and determined those that are most important

Financial Review Jonathan Collins Executive Vice President & Chief Financial Officer

Q1 2022 Financial Results 12 Top line growth accelerated by cost synergies led to improved earnings $ in millions except EPS Q1 ‘22 Q1 ‘21 Change Revenues, net $662 $428 $234 Adjusted EBITDA 262 165 98 Margin 39.6% 38.2% 140 bps EBIT 145 (18) 163 Interest Expense, Net 60 37 23 Income Tax Expense 16 0 16 Net Income (Loss) Attributable to Ordinary Shares 51 (56) 107 Net Income (Loss) Per Share $0.07 $(0.09) $0.16 Adjusted Diluted EPS $0.21 $0.14 $0.07 Operating Cash Flow 67 174 (107) Capital Spending 41 33 8 Free Cash Flow 26 141 (115) Adjusted Free Cash Flow 191 163 28 Changes from Prior Year▪ Strong inorganic and solid organic growth drove revenue increase of 55% ▪ Net Income attributable to ordinary shares improved by $107m as increased profit was partially offset by higher interest, taxes and dividends on preferred shares ▪ Solid conversion on revenue growth led to 140 bps of profit margin expansion as Adj. EBITDA grew by 59% ▪ Operating cash flow decreased due to payments related to CPA Global Equity Plan, which was funded by the sale of shares held in the CPA employee benefit trust See the Appendix for a reconciliation of GAAP to Non-GAAP measures. .

’21 FY Growth Rate 4.5% Pricing 0.5% Renewal Rates 0.0% Cross-sell 0.1% Transactional -0.7% ’22 Q1 Growth Rate 4.4% ▪ Organic Growth of 4.4% delivered $19m of revenue at profit conversion of nearly 60% ▪ Inorganic growth largely from ProQuest delivered a profit conversion of >30% on a pre- cost synergy basis ▪ Cost synergies of $26m bolstered by CPA carryover ▪ Continued strong dollar drove translation losses ▪ Russian suspension held renewals flat, cross-sell and transactions accelerate Q2-Q4 Q1 2022 Revenue and EBITDA Changes vs. 2021 13 Sequentially improved organic growth and cost synergies delivered 140 bps of margin expansion $165 $262$8 $11 $69 $26 $13 $19 $228 $428 $662 2021 Organic Growth Inorganic Growth Cost Synergies FX 2022 4.4% 30% Revenue Adj. EBITDA Year + Better - Worse $ millions 38.2% 39.6% 58% See the Appendix for a reconciliation of GAAP to Non-GAAP measures. .

▪ $150m payments from CPA employee benefits trust are taken from restricted cash but are included in cash from operations in GAAP financial statements ▪ Working capital changes from prior year contemplates change in seasonality from ProQuest acquisition and timing of payments of CPA servicing business ▪ Repurchased $55m of stock under 10b-5 program in March and an additional ~$120m in April for a total of ~$175m under new authorization Q1 2022 Cash Flow 14 $ in millions Q1 ’22 Q1 ‘21 Change Adj. EBITDA $262 $165 $98 One Time Costs1 (165) (22) (143) Interest (28) (27) (1) Taxes (4) (3) (1) Working Capital / Other 2 61 (59) Operating Cash Flow 67 174 (107) Capital Spending (41) (33) (8) Free Cash Flow 26 141 (115) Adj. Free Cash Flow $191 $163 $28 Conversion 73% 99% (26%) 73% Q1 Adjusted Free Cash Flow Conversion on Adjusted EBITDA Changes from Prior Year See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 1 Includes $150m of payments from CPA employee benefits trust taken from restricted cash but included in cash from operations in GAAP financial statements

FY 2022 Outlook

- Affirming full year guidance ranges, which are unchanged
- Expect revenue growth of nearly $1B bolstered by full year of ProQuest business and ~6.5% organic constant currency growth
- Anticipate Adj. EBITDA conversion on revenue growth of nearly 40%; approaching $1.2B at the mid-point of the range
- Expect slight year-over-year profit margin compression due to ProQuest margin contribution before cost synergies are fully recognized

Full Year Guidance Ranges

	Low	Midpoint	High
Revenue	$2.8B	~$2.84B	$2.88B
Adj. EBITDA	$1.16B	~$1.19B	$1.22B
Implied Profit Margin	41%		42%
Adj. FCF	$675M	~$700M	$725M
Adj. EPS	85¢	~90¢	95¢

Guidance Range
Midpoint

Outlook reflects profitable growth and a high cash flow conversion

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

15

▪ 6.5% organic growth expected to deliver meaningful margin expansion with >55% profit conversion ▪ Expect inorganic growth from full year of PQ at >30% margins pre-cost synergies ▪ Cost synergies from CPA and PQ transactions ▪ Anticipating continued strong dollar ▪ 200 bp Y/Y increase in organic growth rate attributed to: FY 2022 Revenue and EBITDA Changes vs. 2021 Strictly Confidential 16 $0.4B of incremental profit bolstered by 6.5% organic growth $ millions Revenue Adj. EBITDA Year + Better - Worse $800 ~$1,190 ~$15 ~$70 ~$285 ~$50 ~$30 ~120 ~$870 $1,877 ~$2,840 2021A Organic Growth Inorganic Growth Cost Synergies FX 2022P 6.5% 42.6% ~42% +/- 1.5% +/- 2.5% >55% >30% '21 FY Growth Rate 4.5% Pricing ~0.5% Renewal Rates ~0.5% Cross-Sell ~0.5% Transactional ~0.5% '22 FY Growth Rate 6.5% See the Appendix for a reconciliation of GAAP to Non-GAAP measures. .

▪ Expect normal revenue seasonality with slightly elevated levels in Q2 and Q4 ▪ Anticipate organic growth rate to progressively improve from 2021 exit rate ▪ Q2 organic growth expected at ~5.5% to 6% and will deliver a~$700m of revenue but could be as low as $690m if the USD maintains its recent momentum against other foreign currencies FY 2022 Quarterly Progression 17 As ‘One Clarivate’ takes hold growth expected to accelerate Revenue Phasing $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 Q1A Q2 Q3 Q4 2021 Actual Revenue 2021 Pro forma Revenue 2022 Revenue Guide $662 ~$700 $ millions See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 1 The pro forma financial information presented above has been derived from the historical consolidated financial statements of the Company and from the historical accounting records of ProQuest. 1

FY 2022 Cash Flow Outlook

- Expect incremental profit will fund higher integration and interest costs associated with PQ acquisition and will be partially offset by higher cash taxes and capital spending to fuel organic growth

Changes from Prior Year

$ in millions	2022 Outlook	2021 Actuals	Change
Adj. EBITDA	**~$1,190**	**$800**	**~$390**
One Time Costs[1]	~(255)	(218)	~(35)
Interest	~(235)	(182)	~(50)
Taxes	~(75)	(34)	~(40)
Working Capital / Other	-	(42)	~40
Operating Cash Flow	~635	324	~305
Capital Spending	~(185)	(119)	~(65)
Free Cash Flow	~$445	$205	~$245
Adj. Free Cash Flow	**~$700**	**$459**	**~$245**
Conversion	***~59%***	***57%***	***~2%***

Expect >60% of profit growth to converted to incremental Adj. FCF

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

18

$0.9 $1.2 $1.9 ~$2.8 ~$3.0 3.1% 1.2% 4.5% ~6.5% 2019A 2020A 2021A 2022P 2023T Revenue, Net Organic CC Growth $283 $478 $800 ~$1,190 32.7% 38.9% 42.6% 42% 2019A 2020A 2021A 2022P 2023T Adj EBITDA Profit Margin $0.53 $0.64 $0.72 ~$0.90 288 449 670 ~742 2019A 2020A 2021A 2022P 2023T Adjusted Diluted EPS Diluted Average Shares ▪ Revenue set to triple in 5 years bolstered by M&A and improving organic growth ▪ Adj. EBITDA expected to increase by ~50% in 2022 and margins are poised to expand in 2023 as cost synergies from PQ acquisition are delivered ▪ Anticipate >$1.5b Adj. FCF generation over the next two years ▪ Adj. Diluted EPS growth driven by higher earnings and may be accelerated by new $1B share repurchase authorization Key Financial Metrics Tends 19 Projecting substantial top- and bottom-line growth with exceptional cash flow generation $ billions 43% $101 $302 $459 ~$700 34.4% 62.0% 57.4% ~59% 2019A 2020A 2021A 2022P 2023T FCF One Time Costs Conversion Revenue Adjusted Diluted EPS Adjusted Free Cash Flow Adjusted EBITDA +/- 1.5% ~ +/- 3.0% $ millions $ millions >$0.8B 1 2 See the Appendix for a reconciliation of GAAP to Non-GAAP measures. .

Leading Brands Global Customer Base $100B Addressable Market ~80% Subscription / Re-occurring Revenue 90%+ Subscriber Retention Rates Significant Operating Leverage Substantial Free Cash Flow Generation Accomplished Leadership Team 20 Investment Highlights

APPENDIX

This presentation contains financial measures which have not been calculated in accordance with generally accepted accounting principles in the United States of America (“US GAAP“), including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Free Cash Flow because they are a basis upon which our management assesses our performance, and we believe they reflect the underlining trends and indicators of our business. Organic/Inorganic Revenues Organic revenues illustrates growth in businesses owned by the Company as of January 1, 2021. Inorganic revenues illustrates via growth in the business via acquisitions. Adjusted EBITDA Adjusted EBITDA represents net loss before the provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude the acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains (losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-operating income or expense, the impact of certain non-cash, mark-to-market adjustments on financial instruments, legal settlements and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all. Presentation of Certain Non-GAAP Financial Measures

Adjusted EBITDA The use of Adjusted EBITDA instead of US GAAP has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under US GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net plus the impact of the deferred revenue purchase accounting adjustments relating to acquisitions prior to 2021. Presentation of Certain Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company. We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period. Adjusted Net Income is calculated using net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before the provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, the impact of certain non-cash mark-to-market adjustments on financial instruments, interest on debt held in escrow, and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period. Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31, 2019, and the indentures governing our secured notes due 2026 issued by Camelot Finance S.A. and guaranteed by certain of our subsidiaries, and the indentures governing the secured and unsecured notes issued by Clarivate Science Holdings Corporation in August 2021, respectively. In addition, the credit facilities and the indentures contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters. These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants. Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented. Because Standalone Adjusted EBITDA is required pursuant to the terms of the reporting covenants under the credit facilities and the indentures and because this metric is relevant to lenders and noteholders, management considers Standalone Adjusted EBITDA to be relevant to the operation of its business. It is also utilized by Management and the Compensation Committee of the Board of Directors as an input for determining incentive payments to employees. Standalone Adjusted EBITDA is calculated under the credit facilities and the indentures by using our Consolidated Net Loss for the trailing 12-month period (defined in the credit facilities and the indentures as our U.S. GAAP net income adjusted for certain items specified in the credit facilities and the indentures) adjusted for items including: taxes, interest expense, depreciation and amortization, non-cash charges, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run-rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments that were presented in the offering memorandum used in connection with the issuance of the secured notes due in 2026 and earnout obligations incurred in connection with an acquisition or investment. Presentation of Certain Non-GAAP Financial Measures

Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt. Free cash flow is calculated using net cash provided by operating activities, less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease-exit activities, payments related to the CPA Global equity plan, transaction related costs, interest on debt held in escrow, debt issuance costs, and other one-time payments that the Company does not consider indicative of its ongoing operating performance. Presentation of Certain Non-GAAP Financial Measures

Diluted Share Count Comments Note: The analysis is not intended to replace the Treasury Stock Method as required under ASC 260, Earnings per Share 1. Although inconsistent with the requirements of ASC 260, but for illustrative purposes, this analysis uses hypothetical shares prices and not the actual average share price for the period as required under US GAAP. 2. The conversion rate for the Company's outstanding Mandatory Convertible Preferred Shares (“MCPS”) into the Company's Common Stock was determined using the conversion rate as outlined in the June 14, 2021 MCPS offerings documents. If the Company's common stock is between $26.00 and $31.20 the conversation rate will fluctuate and if the value is below $26.00 or above $31.20 the conversion rate will be set. 3. Debt and cash amounts reflect 3/31/22 balances. 4. Per the requirements of the Treasury Stock Method this excludes all management options that are antidilutive at the assumed share prices in this analysis and includes consideration of unrecognized compensation costs. 5. Consists of dilutive issued RSUs. 6. Due to the unique structure of the Company's PSU grants, the presentation reflects the currently established award tranches at par with consideration given to time elapsed in the performance period to appropriately reflect consideration of the service associated with the award. 26

Reconciliation of Non-GAAP Financial Measures (QTD)

The increase in organic revenue illustrates growth in businesses owned by the Company since January 1, 2021, the beginning of the earliest period presented. The following tables present the amounts of our subscription, re-occurring and transactional and other revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods.

			Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)		
	Three Months Ended March 31,		Total Variance (Dollars)	Total Variance (Percentage)	Acquisitive	FX Impact	Organic
(in millions, except percentages); (unaudited)	2022	2021					
Subscription revenues	$ 403.8	$ 239.0	$ 164.8	69.0 %	68.7 %	(2.5)%	2.8 %
Re-occurring revenues	114.5	109.5	5.0	4.6 %	— %	(4.7)%	9.3 %
Transactional and other revenues	143.7	82.9	60.8	73.3 %	73.3 %	(2.3)%	2.3 %
Deferred revenues adjustment[1]	0.2	(3.0)	3.2	106.7 %	106.7 %	— %	— %
Revenues, net	**$ 662.2**	**$ 428.4**	**$ 233.8**	**54.6 %**	**53.3 %**	**(3.1) %**	**4.4 %**

[1] Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with Customers*, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.

Clarivate™

27

Reconciliation of Non-GAAP Financial Measures

Net Loss to Adjusted EBITDA

(in millions); (unaudited)	Three Months Ended March 31, 2022	2021
Net income (loss) to attributable to ordinary shares	$ 50.8	$ (56.0)
Dividends on preferred shares	18.7	—
Net income (loss)	69.5	(56.0)
Provision (benefit) for income taxes	16.3	0.3
Interest expense and amortization of debt discount, net	59.5	37.4
EBIT	145.3	(18.3)
Depreciation and Amortization	176.4	131.6
Deferred revenues adjustment[1]	(0.2)	3.0
Transaction related costs[2]	6.7	(22.9)
Share-based compensation expense	37.0	39.0
Restructuring and impairment[3]	11.7	67.9
Mark-to-market gain on financial instruments[4]	(100.4)	(51.2)
Other[5]	(14.2)	15.7
Adjusted EBITDA	$ 262.3	$ 164.8
Adjusted EBITDA Margin	39.6 %	38.2 %

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with Customers*, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, which was comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs. This also consists of the mark-to-market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global Programs. The costs associated with the CPA Global program were substantially complete as of March 31, 2022. There were no impairment charges incurred during the three months ended March 31, 2022 on the right-of-use assets, compared to $41.0 for the three months ended March 31, 2021, which was related to the cease use and exit of leased properties.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, *Derivatives and Hedging*. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Clarivate™

28

Reconciliation of Non-GAAP Financial Measures

Net Loss to Adjusted EBITDA

(in millions); (unaudited)	Year Ended December 31, 2021	2020	2019
Net loss attributable to ordinary shares	$ (312.0)	$ (350.6)	$ (258.6)
Dividends on preferred shares	41.5	—	—
Net loss	(270.4)	(350.6)	(258.6)
Provision (benefit) for income taxes	12.3	(2.7)	10.2
Interest expense and amortization of debt discount, net	252.5	111.9	157.7
EBIT	(5.6)	(241.4)	(90.7)
Depreciation and amortization	537.8	303.2	200.5
Deferred revenues adjustment(1)	4.0	23.1	0.4
Transaction related costs(2)	46.2	99.3	46.2
Share-based compensation expense	139.6	70.5	51.4
Gain on sale of TechStreet	—	(28.1)	—
Legal settlement	—	—	(39.4)
Impairment on assets held for sale	—	—	18.4
Restructuring and impairment(3)	129.5	56.1	15.7
Mark-to-market (gain) loss on financial instruments(4)	(81.3)	205.1	47.7
Other(5)	30.4	(1.1)	43.9
Adjusted EBITDA	$ 800.4	$ 486.6	$ 294.1
Adjusted EBITDA Margin	42.6 %	38.1 %	30.2 %

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the year ended 2021.
2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs. This also consists of the mark-to-market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Reflects costs primarily to restructuring and impairment associated with the acquisition of DRG and CPA Global in 2020. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. During 2021, the CPA Global plan continued, as well as the addition of a new One Clarivate Program, which was an approved restructuring action to streamline operations within targeted areas of the Company. Additionally, during the years ended December 31, 2021, 2020 and 2019, we incurred impairment charges taken on right-of-use assets of $57.3, $4.8 and $0 respectively, related to the ceased use and exit of leased properties.
4. Reflects mark-to-market adjustments on financial instruments under Accounting Standards Codification 815, *Derivatives and Hedging*. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 YTD detail also includes an accrual of $8.0 for a legal case. The 2020 detail includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor. The 2019 detail includes payments to Thomson Reuters under the Transition Services Agreement. For both 2020 and 2019, it consists of costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include primarily transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in selling, general and administrative costs in our statement of operations, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. These costs were largely completed by the end of 2020.

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29

Reconciliation of Non-GAAP Financial Measures

Net Loss to Standalone Adjusted EBITDA

(in millions); (unaudited)		Twelve Months Ended March 31, 2022
Net loss attributable to ordinary shares	$	(205.2)
Dividends on preferred shares		60.2
Net loss	$	(145.0)
Provision for income taxes		28.3
Depreciation and amortization		582.6
Interest expense and amortization of debt discount, net		274.6
Deferred revenues adjustment(1)		0.7
Transaction related costs(2)		75.8
Share-based compensation expense		137.6
Restructuring and impairment(3)		73.3
Mark-to-market gain on financial instruments(4)		(130.5)
Other(5)		0.5
Adjusted EBITDA	$	**897.9**
Realized foreign exchange gain		7.4
ProQuest Adjusted EBITDA impact(6)		190.8
Bioinfogate Adjusted EBITDA impact(6)		0.2
Patient Connect Adjusted EBITDA impact(6)		(0.8)
Cost savings(7)		106.5
Standalone Adjusted EBITDA	$	**1,202.0**

Descriptions

Adjusted EBITDA and Standalone Adjusted EBITDA Adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with Customers*, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global Programs. The costs associated with the CPA Global program were substantially complete as of March 31, 2022.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, *Derivatives and Hedging*. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
6. Represents the acquisition Adjusted EBITDA for the period beginning April 1 of the year of the acquisition through the respective acquisition date of each acquired business to reflect the company's Standalone EBITDA as though material acquisitions occurred at the beginning of the presented period.
7. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.

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30

Reconciliation of Non-GAAP Financial Measures

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

(in millions, except per share amounts); (unaudited)	Three Months Ended March 31, 2022 Amount	2022 Per Share	2021 Amount	2021 Per Share
Net loss attributable to ordinary shares, diluted	**$ (44.1)**	**$ (0.06)**	**$ (107.2)**	**$ (0.17)**
Change in fair value of private placement warrants	94.9	0.14	51.2	0.08
Net income (loss) attributable to ordinary shares	**50.8**	**0.07**	**(56.0)**	**(0.09)**
Dividends on preferred shares	18.7	0.03	—	—
Net income (loss)	**69.5**	**0.10**	**(56.0)**	**(0.09)**
Deferred revenues adjustment(1)	(0.2)	—	3.0	—
Transaction related costs(2)	6.7	0.01	(22.9)	(0.04)
Share-based compensation expense	37.0	0.05	39.0	0.06
Amortization related to acquired intangible assets	149.7	0.20	110.9	0.18
Restructuring and impairment(3)	11.7	0.02	67.9	0.11
Mark-to-market gain on financial instruments(4)	(100.4)	(0.13)	(51.2)	(0.08)
Other(6)	(14.2)	(0.02)	15.7	0.03
Income tax impact of related adjustments	(4.7)	(0.01)	(18.0)	(0.03)
Adjusted net income and Adjusted Diluted EPS	**$ 155.1**	**$ 0.21**	**$ 88.4**	**$ 0.14**
Adjusted weighted average ordinary shares (Diluted)	746,298,853		623,254,313	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with Customers*, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities, which were comprised of advisory, legal, and other professional and consulting costs. This also includes the mark-to-market adjustments for the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global Programs. The costs associated with the CPA Global program were substantially complete as of March 31, 2022. There were no impairment charges incurred during the three months ended March 31, 2022 on right-of-use assets compared to $41.0 for the three months ended March 31, 2021 relating to the cease use and exit of leased properties.
4. Reflects mark-to-market adjustments on financial instruments under ASC 815, *Derivatives and Hedging*. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

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31

Reconciliation of Non-GAAP Financial Measures

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

(in millions, except per share amounts); (unaudited)	Year Ended December 31, 2021 Amount	Year Ended December 31, 2021 Per Share	Year Ended December 31, 2020 Amount	Year Ended December 31, 2020 Per Share
Net loss attributable to ordinary shares, diluted	**$ (393.3)**	**$ (0.61)**	**$ (350.6)**	**$ (0.82)**
Change in fair value of private placement warrants	81.3	0.12	—	—
Net loss attributable to ordinary shares	**(312.0)**	**(0.49)**	**(350.6)**	**(0.82)**
Dividends on preferred shares	41.5	0.06	—	—
Net loss	**(270.4)**	**(0.43)**	**(350.6)**	**(0.82)**
Deferred revenues adjustment[1]	4.0	0.01	23.1	0.05
Transaction related costs[2]	46.2	0.07	99.3	0.22
Share-based compensation expense	139.6	0.21	70.5	0.16
Amortization related to acquired intangible assets	450.5	0.67	237.0	0.53
Restructuring and impairment[3]	129.5	0.19	56.1	0.13
Mark-to-market (gain) loss on financial instruments[4]	(81.3)	(0.12)	205.1	0.46
Debt extinguishment costs and refinancing related costs	—	—	8.6	0.02
Gain on sale of Techstreet	—	—	(28.1)	(0.06)
Interest on new debt held in escrow[5]	95.8	0.14	—	—
Other[6]	30.4	0.05	(1.1)	—
Income tax impact of related adjustments	(62.4)	(0.09)	(30.7)	(0.07)
Adjusted net income and Adjusted Diluted EPS	**$ 481.7**	**$ 0.72**	**$ 289.1**	**$ 0.64**
Adjusted weighted average ordinary shares (Diluted)	670,399,061		448,875,052	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606, *Revenue from Contracts with* Customers, as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.
2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Reflects costs primarily related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020, as well as the approved One Clarivate and ProQuest restructuring programs in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
4. Reflects mark-to-market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 detail also includes an accrual of $8.0 for a legal case. The 2020 detail includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of 2020.

Clarivate™

32

Reconciliation of Non-GAAP Financial Measures

Debt to Net Debt

(in millions); (unaudited)	March 31, 2022	December 31, 2021
Total debt outstanding	$ 5,559.6	$ 5,567.2
Cash and cash equivalents	500.2	430.9
Total net debt outstanding	**$ 5,059.4**	**$ 5,136.3**

Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions); (unaudited)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net cash provided by operating activities	$ 67.4	$ 174.0
Capital expenditures	(41.4)	(33.0)
Free cash flow	**$ 26.0**	**$ 141.0**
Cash paid for CPA Global equity plan[1]	149.8	—
Cash paid for restructuring costs[2]	10.1	16.0
Cash paid for transaction related costs[3]	4.5	5.2
Cash paid for other costs[4]	0.9	1.0
Adjusted free cash flow	**$ 191.3**	**$ 163.2**

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Includes cash funded by a trust related to CPA Global equity plan payout upon vesting.
2. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the One Clarivate, ProQuest and CPA Global Programs. The costs associated with the CPA Global program were substantially complete as of March 31, 2022.
3. Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
4. Includes cash paid for other costs that do not reflect our ongoing operating performance.

Clarivate™

33

Reconciliation of Non-GAAP Financial Measures

Net Cash Provided By (Used In) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions); (unaudited)	Year Ended December 31, 2021	2020	2019
Net cash provided by operating activities	$ 323.8	$ 263.5	$ 117.6
Capital expenditures	(118.5)	(107.7)	(69.8)
Free cash flow	**$ 205.2**	**$ 155.8**	**$ 47.8**
Cash paid for restructuring costs(1)	80.3	26.0	—
Cash paid for transaction related costs(2)	78.2	95.8	45.1
Cash paid for transition, integration and other costs(3)	1.6	20.3	40.9
Cash paid (received) for transition services agreement(4)	—	(2.2)	12.0
Cash paid for debt issuance costs	57.8	7.7	—
Cash paid for interest held in escrow(5)	36.3	—	—
Cash received for hedge accounting transactions	—	(1.7)	—
Cash received for legal settlement	—	—	(45.3)
Adjusted free cash flow	**$ 459.4**	**$ 301.7**	**$ 100.5**

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of DRG, CPA Global and ProQuest, as well as the One Clarivate program. This includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
2. Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
3. Consist of cash paid for costs incurred in 2020 and 2019 in connection with and after our separation from Thomson Reuters in 2016, which related to the implementation of our standalone company infrastructure in connection with our cost-savings initiatives, which were mostly completed by December 31, 2020, as well as other costs that do not reflect our ongoing operating performance.
4. In 2020, we entered into a new transition services agreement, offset by the reverse transition services agreement from the sale of MarkMonitor assets. This includes payments to Thomson Reuters, that were made in 2019, under the Transition Services Agreement.
5. Reflects the portion of cash paid on interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the pending acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, it was considered as part of the transaction costs associated with the acquisition.

Clarivate™

34

Reconciliation of Non-GAAP Financial Measures

The following table presents our calculation of Revenues, net, Adjusted EBITDA and Adjusted EBITDA Margin for the Outlook for 2022 and reconciles this measure to Revenues for the same period:

Revenues, Net

(in millions)	Year Ending December 31, 2022 Outlook mid-point	Year Ending December 31, 2021	Variance Increase/(Decrease) Total Variance (Dollars)	Variance Increase/(Decrease) Total Variance (Percentage)	Percentage of Factors Increase/(Decrease) Acquisitive	Disposal	FX Impact	Organic
Revenues, net	$ 2,840.0	$ 1,876.9	$ 963.1	51.3 %	46.2 %	— %	(1.4)%	6.5 %

Adjusted EBITDA

(in millions)	Year Ending December 31, 2022 (Forecasted) Low	High
Net loss attributable to ordinary shares	$ (166.2)	$ (106.2)
Dividends on preferred shares[1]	75.5	75.5
Net loss	(90.7)	(30.7)
Provision for income taxes	60.1	60.1
Depreciation and amortization	560.1	560.1
Amortization of ProQuest acquired intangibles	180.6	180.6
Interest expense and amortization of debt discount, net	242.5	242.5
Deferred revenue adjustment[2]	0.7	0.7
Restructuring and impairment[3]	88.4	88.4
Share-based compensation expense[4]	118.3	118.3
Adjusted EBITDA	$ 1,160.0	$ 1,220.0

Descriptions

1. Dividends on our MCPS are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.
2. Reflects the deferred revenues adjustment made as a result of acquisition accounting associated with businesses that were acquired prior to January 1, 2021.
3. Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022.
4. Includes CPA Global equity plan compensation expense.

Adjusted EBITDA Margin

(in millions)	Year Ending December 31, 2022 (Forecasted) Low	High
Revenues, net	$ 2,800.0	$ 2,880.0
Adjusted EBITDA	1,160.0	1,220.0
Adjusted EBITDA Margin	41 %	42 %

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35

Year Ending December 31, 2022 (Forecasted) (in millions, except per share amounts) Low High Per Share Per Share Net loss attributable to ordinary shares (0.23) (0.13) Dividends on preferred shares(1) 0.10 0.10 Net loss (0.13) (0.03) Restructuring and impairment(2) 0.12 0.12 Share-based compensation expense(3) 0.16 0.16 Amortization related to acquired intangible assets 0.80 0.80 Income tax impact of related adjustments (0.10) (0.10) Adjusted Diluted EPS 0.85 0.95 Weighted average ordinary shares (Diluted)(4) 741,709,816 Descriptions Adjusted Diluted EPS Adjustments 1. Dividends on our MCPS are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends. 2. Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022. 3. Includes CPA Global equity plan compensation expense. 4. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the “if-converted” method of share dilution. 36 Reconciliation of Non-GAAP Financial Measures The following table presents our calculation of Adjusted Diluted EPS for the FY2022 Outlook and reconciles this measure to our Net loss for the same period: Net Loss Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS

Year Ending December 31, 2022 (Forecasted) Low High (in millions) Net cash provided by operating activities $ 606.5 $ 656.5 Capital expenditures (185.0) (185.0) Free Cash Flow $ 421.5 $ 471.5 Cash paid for restructuring costs(1) 87.5 87.5 Cash paid for CPA Global equity plan(2) 166.0 166.0 Adjusted Free Cash Flow $ 675.0 $ 725.0 Descriptions Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs primarily related to restructuring associated with the ProQuest acquisition in 2022. 2. Includes cash funded by a trust related to CPA Global equity plan payout upon vesting. The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the FY2022 Outlook and reconciles this measure to our Net cash provided by operating activities for the same period: 37 Reconciliation of Non-GAAP Financial Measures Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow